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                                                                    EXHIBIT 10.2



                    AMENDED AND RESTATED OPERATING AGREEMENT
                                      FOR
                                 C.C.R.L., LLC
                     A CALIFORNIA LIMITED LIABILITY COMPANY


         This Amended and Restated Operating Agreement (the "AGREEMENT"), is effective as of January 1, 1997, by and among the parties listed on the signature pages hereof (collectively referred to as the "MEMBERS" or individually as a "MEMBER"), with reference to the following facts:

         A. The Articles of Organization (the "ARTICLES") for C.C.R.L., LLC (the "COMPANY"), a limited liability company organized under the laws of the State of California, were filed with the California Secretary of State on July 17, 1995 and the original Operating Agreement for the Company was executed as of July 17, 1995 by Creative Artists Agency, Inc., Codikow & Carroll, a P.C., and Kevin Lyman Production Services, predecessor in interest to Kevin Lyman Productions (the "FOUNDING MEMBERS").

         B. The Founding Members have agreed to admit Vans, Inc. ("VANS") as a member of the Company upon the terms and subject to the conditions of this Agreement.

         C. In connection with the admission of Vans, the Members desire to amend and restate the Operating Agreement for the Company under the Beverly-Killea Limited Liability Company Act as herein provided (the "ACT").

         NOW, THEREFORE, the Members by this Agreement set forth the Amended and Restated Operating Agreement of the Company upon the terms and subject to the conditions of this Agreement.


                                   ARTICLE I.

                             ORGANIZATIONAL MATTERS

         1.1. Name. The name of the Company shall be "C.C.R.L., LLC". The Company may conduct business under that name or any other name approved by the Members.

         1.2. Term. The term of the Company commenced as of the date of filing of the Articles and, unless sooner terminated under Section 9.1, shall terminate on December 31, 2030.

         1.3. Office and Agent. The Company shall continuously maintain an office and registered agent in the State of California as required by the Act. The principal office of the Company shall be at 9113 Sunset Blvd., Los Angeles, California 90069-3106, or such other location, either within or outside the State of California, as the Members may determine from time to time. The registered agent shall be as stated in the Articles or as otherwise determined by the Members.
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         1.4.    Business of the Company.  The Company shall not engage in any business other than the following without the approval of the Members:

                 (a) the business of organization and promotion of the Vans Warped Tour, as such tour is presently constituted and as such tour may be modified from time to time as provided in this Agreement (the "TOUR"); and

                 (b) such other activities related to the Tour as may be necessary or advisable to further exploit the Tour, including merchandising, records and other ancillary activities.


                                  ARTICLE II.

                             CAPITAL CONTRIBUTIONS

         2.1. Capital Contributions. Vans shall make a capital contribution to the Company in the amount shown opposite its name on Exhibit A, attached hereto, of which $250,000 shall be payable upon execution of this Agreement, and $250,000 shall be payable on or before January 31, 1997. After adjusting the capital accounts of the Members to reflect the fair market value of the Company's assets, the Capital Account for each Member shall be as reflected on Exhibit A. Exhibit A shall be amended from time to time to reflect additional capital contributions. Except as provided in this Agreement, no Member shall be required to make any additional contributions to the capital of the Company. Except as provided in this Agreement, no Member may withdraw such Member's capital contribution. Of Vans' capital contribution, (i) up to $100,000 shall be utilized to the extent necessary to re-acquire all rights to Tour merchandise from Sony Merchandising, (ii) $150,000 shall be distributed to the Founding Members in accordance with Section 5.2 hereof and (iii) the balance shall be used for general working capital purposes.

         2.2.    No Return of Capital Contributions or Interest Thereon.
Except as may be otherwise specifically provided herein, a Member shall not be entitled to the return of any part of such Member's capital contributions or to be paid any interest on capital contributions.

                                  ARTICLE III.

                         MEMBERS; MEMBERSHIP INTERESTS

         3.1. Membership Interests. In consideration of the capital contributions of the Members, the Members shall have the percentage interest in the Company (singularly, a "MEMBERSHIP INTEREST" and collectively, the "MEMBERSHIP INTERESTS") shown opposite each Member's name on Exhibit A attached hereto. Notwithstanding any other provision of this Agreement to the contrary, the Membership Interests shall be automatically reallocated among the Members, as of the date of delivery (the "1997 FINANCIAL STATEMENT DELIVERY DATE") of the Company's audited financial statements for the year ended December 31, 1997 (the "1997





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FINANCIAL STATEMENTS") and without further action by the Members or the
Company, upon the following terms and conditions:

         If net profits of Company as set forth in the 1997 Financial Statements ("1997 NET PROFIT") is:

                 (i) $350,000 or more but less than $450,000, the Membership Interest of Vans shall, for no additional capital contribution by Vans, be increased by one percent (1%) and the Membership Interest of the Founding Members shall be ratably reduced;

                 (ii) $250,000 or more but less than $350,000, the Membership Interest of Vans shall, for no additional capital contribution by Vans, be increased by two percent (2%) and the Membership Interest of the Founding Members shall be ratably reduced;

                 (iii) $150,000 or more but less than $250,000, the Membership Interest of Vans shall, for no additional capital contribution by Vans, be increased by three percent (3%) and the Membership Interest of the Founding Members shall be ratably reduced;

                 (iv) $50,000 or more but less than $150,000, the Membership Interest of Vans shall, for no additional capital contribution by Vans, be increased by four percent (4%) and the Membership Interest of the Founding Members shall be ratably reduced; and

                 (v) less than $50,000, the Membership Interest of Vans shall, for no additional capital contribution by Vans, be increased by five percent (5%) and the Membership Interest of the Founding Members shall be ratably reduced.

         3.2. Admission of Additional Members. Additional Members may be admitted with the approval of holders of Membership Interests representing seventy five percent (75%) or more of the Membership Interests of the Members; provided, however, that no additional Member may be admitted without the approval of holders of Membership Interests representing one hundred percent (100%) of the Membership Interests of the Members if the proposed additional Member's Membership Interest would exceed that of any Founding Member. Additional Members will participate in the management, "NET PROFITS", "NET LOSSES" (as such terms are defined in Section 5.1), and distributions of the Company on such terms as are determined by the Members. Exhibit A shall be amended upon the admission of an additional Member to set forth such Member's name, capital contribution and Membership Interest and to reflect the proportionate change in the existing Members' Membership Interest. The Company shall file a Section 754 election for each Member who is admitted to the Company for the tax year in which the Member is admitted. In Vans' case, the
Section 754 election shall be made for the tax year ending December 31, 1997.

         3.3. Withdrawals or Resignations. Any Member may withdraw or resign as a Member at any time upon 90 days prior written notice to the Company, without prejudice to the rights, if any, of the Company or the other Members under any contract to which the withdrawing Member is a party. In the event of such withdrawal, such Member's Membership Interest shall be terminated, such Member shall thereafter only have the rights of a transferee as described in





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Section 6.6 and such Membership Interest shall be subject to purchase and sale as provided in Section 7.2.

         3.4. Payments to Members. Except as specified in this Agreement or pursuant to a transaction permitted by Section 4.6, no Member or person or entity controlled by, controlling or under common control with the Member (each such person or entity is defined as an "AFFILIATE"), is entitled to remuneration for services rendered or goods provided to the Company. However, the Company shall reimburse the Members and their Affiliates for organizational expenses (including, without limitation, reasonable legal and accounting fees and costs) incurred to form the Company, prepare the Articles and this Agreement, including amendments to the same, and, as approved by the Members, for the actual cost of goods and materials used by the Company.


                                  ARTICLE IV.

                     MANAGEMENT AND CONTROL OF THE COMPANY

         4.1.    Management and Powers.

                 (a) In entering into this Agreement, the intent of each Member is to actively engage in the management of the Company. Accordingly, unless otherwise limited by the Articles or this Agreement, each Member shall have full and complete authority, power, and discretion to manage and control the business, property and affairs of the Company and the operation and organization of the Tour, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company's business, property and affairs and the operation and organization of the Tour.

                 (b) The management, control and conduct of the business of the Company shall be conducted in accordance with an annual business plan and the budget contained therein which shall be adopted annually by approval of the holders of one hundred percent (100%) of the Membership Interests of the Members (the "Annual Business Plan"). In the event that the Members cannot agree on an Annual Business Plan for any year, the holders of seventy five percent (75%) of the Membership Interests of the Members may adopt a temporary plan for such year, provided that such temporary plan provides for expenditures by the Company which do not exceed those contemplated by the Annual Business Plan for the immediately preceding year.

         4.2.    Limitations on Power of Members.

                 (a) Subject to the provisions of this Section 4.2 or except as otherwise provided herein, each of the Members shall have the right and responsibility for the management, conduct and operation of the business of the Company in all matters, including the power to do all acts necessary and convenient to or for the furtherance of the purposes described herein; provided, however, that the signature of two or more Members shall be required for contracts not entered into in the ordinary course of business. Notwithstanding the foregoing, unless contemplated by any Annual Business Plan or otherwise contemplated by this Agreement, no





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Member shall have the authority to cause the Company to engage in the following transactions without obtaining the approval of holders of Membership Interests representing one hundred percent (100%) or more of the Membership Interests of the Members:

                 (i) any merger, consolidation or other business combination of the Company with another entity, or the acquisition by the Company of another person or entity or its business, whether by means of an acquisition of assets or of capital stock, partnership or other equity interests, in each case in a single transaction or series of related transactions; provided, however, that in the event the consideration to be received by Vans pursuant to such merger, consolidation or other business combination equals or exceeds the capital contributions made by Vans to the Company, the approval of holders of Membership Interests representing seventy-five percent (75%) or more of the Membership Interests shall be required to approve such transaction;

                 (ii) the sale of all or substantially all of the Company's assets in a single transaction or series of related transactions; provided, however, that in the event the Company provides for a distribution from the proceeds of such sale to Vans in an amount equal to or in excess of the capital contributions made by Vans to the Company, the approval of holders of Membership Interests representing seventy-five percent (75%) or more of the Membership Interests of the Members shall be required to approve such transaction;

                 (iii) any liquidation, dissolution or winding up of the Company (other than in accordance with the terms of this Agreement); provided, however, that in the event the proceeds of such liquidation, dissolution or winding up will be sufficient to provide a distribution to Vans in an amount equal to or in excess of the capital contributions made by Vans to the Company, the approval of holders of Membership Interests representing seventy-five percent (75%) or more of the Membership Interests of the Members shall be required to approve such action;

                 (iv) the loan of moneys to any person or entity (other than advancement of travel and moving expenses for employees of the Company or the advancement against future royalties) unless such loans are contemplated by the Annual Business Plan and the aggregate unpaid balance of such loans does not exceed $250,000 at any time;

                 (v) the occurrence of indebtedness for borrowed money of the Company, in a single transaction or series of related transactions, or the creation of any mortgage, lien, pledge, security interest or other encumbrance on the assets of the Company or any refinancing or material modification of the terms of such indebtedness or any such encumbrance;





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                 (vi)     the granting of guarantees of third-party
         indebtedness for borrowed money or the consent to any refinancing or material modification of the terms of such indebtedness or such guarantees of the Company;

                 (vii) entering into any leasehold property commitment involving consideration or the creation of a liability, contingent or otherwise, unless such commitments are contemplated by the Annual Business Plan and the liabilities under such commitments at any time do not exceed $50,000 in any one case or $250,000 in the aggregate;

                 (viii) entering into any agreement or transaction or any amendments or modifications to such agreements or transactions, in each case with any Affiliate of the Company or any Member or any family member of any such Affiliate or Member or any other party hereto, whether or not in the ordinary course of business, unless such agreement or transaction is in accordance with the Company's Annual Business Plan;

                 (ix) materially deviating from the Annual Business Plan, unless such deviation is in accordance with the Company's historical practices instituted after January 1, 1997;

                 (x) changing the Company's independent auditors and establishing or modifying the Company's accounting policies, practices or procedures; provided, however, that in the event the Company's independent auditors are changed to Gelfand Rennert & Feldman, Gudvi, Chapnick & Oppenheim, Inc. or Grant & Tani, Inc. or any other accounting firm with which any of Todd Gelfand, Michael Oppenheim or Warren Grant becomes associated, the approval of holders of Membership Interests representing seventy-five percent (75%) or more of the Membership Interests of the Members shall be required to approve such change;

                 (xi) directly or indirectly entering any line of business or activities other than as contemplated in Section 1.4;

                 (xii) organizing, creating or establishing any subsidiary or conducting the Tour or any activities ancillary thereto out of or through any entity other than the Company;

                 (xiii)   the repurchase of Membership Interests,
         recapitalization, or the issuance of additional Membership Interests, rights to acquire additional Membership Interests or the admission of new Members except as provided herein;

                 (xiv) amending or otherwise changing this Agreement or the Company's Articles or any other certificate or instrument which may be required to be filed with respect to the Company under the laws of the State of California;





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                 (xv)     the making of an assignment for the benefit of
         creditors, consenting to the appointment of a trustee, receiver, conservator or similar official for the Company or any material portion of its assets, or the filing of any petition seeking reorganization, liquidation or winding-up or otherwise seeking relief under federal bankruptcy laws or any state insolvency law;

                 (xvi) the initiation of any lawsuit, administrative proceeding or other legal claim where the amount at issue exceeds $100,000, or the settlement of any lawsuit, administrative proceeding, or other legal claim, where the amount of the settlement exceeds $100,000;

                 (xvii) the waiver, release or abandonment of any legitimate right or claim against any person or entity potentially liable to the Company for more than $100,000;

                 (xviii) the grant of any general power of attorney or other unlimited authority to act on behalf or in the name of the Company;

                 (xix) any material change in the structure, organization or marketing direction of the Tour; or

                 (xx) the taking of any other action required to be taken by the Members pursuant to any other provision of this Agreement.

         4.3. Member Approval. No annual or regular meetings of the Members are required to be held. However, if such meetings are held, such meetings shall be noticed, held and conducted pursuant to the Act. In any instance in which the approval of the Members is required under this Agreement, such approval may be obtained in any manner permitted by the Act. Unless otherwise provided in this Agreement, approval of the Members shall mean the approval of Members who hold a majority of the Membership Interests.

         4.4. Devotion of Time. Each Member shall devote whatever time or effort as such Member deems appropriate, in their reasonable, sole discretion, for the furtherance of the Company's business.

         4.5. Competing Activities. No Member shall be obligated to present any investment opportunity to the Company, even if the opportunity is of the character that, if presented to the Company, could be taken by the Company. Each Member shall have the right to hold any investment opportunity for such Member's own account or to recommend such opportunity to persons other than the Company. The Members acknowledge that the Members and their Affiliates own and/or manage other businesses, including businesses that may compete with the Company and for such Member's time. Each Member hereby waives any and all rights and claims which such Member may otherwise have against the other Members and their Affiliates as a result of any of such activities.Notwithstanding the foregoing, no Member shall have a direct or indirect interest in any entity which is engaged in the organization, promotion or operation of





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
a concert tour similar to the Tour, which tour is scheduled to occur during the same time period as the Tour.

         4.6. Transactions between the Company and the Members. Notwithstanding that it may constitute a conflict of interest, the Members and their Affiliates may engage in any transaction with the Company so long as such transaction is not expressly prohibited by this Agreement and so long as the terms and conditions of such transaction, on an overall basis, are fair and reasonable to the Company and are at least as favorable to the Company as those that are generally available from persons capable of similarly performing them or if Members holding a majority of the Membership Interests held by the Members having no interest in such transaction (other than their interests as Members) approve the transaction in writing.


                                   ARTICLE V.

                         ALLOCATIONS OF NET PROFITS AND
                          NET LOSSES AND DISTRIBUTIONS

         5.1.    Tax Matters.

                 (a) Definitions. For the purposes of this Agreement, unless the context otherwise requires:

                          (i) "CODE" means the Internal Revenue Code of 1986, as amended.

                          (ii) "NET INCOME" or "NET LOSS" means, for any period, the taxable income or tax loss of the Company for such period for Federal income tax purposes, as determined by the Company's independent public accountants, taking into account any separately stated items, increased by the amount of any tax-exempt income of the Company during such period and decreased by the amount of any Code
         Section 705(a)(2)(B) expenditures (within the meaning of Treasury Regulation Section 1.704-1 (b)(2)(iv)(i)) of the Company; provided, however, that Net Income or Net Loss of the Company shall be computed without regard to the amount of any items of gross income, gain, loss or deduction that are specially allocated pursuant to Section 5.1(d). In the event that the Capital Accounts are adjusted pursuant to
         Section 5.1(b)(ii), the Net Income or Net Loss of the Company (and the constituent items of income, gain, loss and deduction) realized thereafter shall be computed in accordance with the principles of Treasury Regulation Section 1.704-1(b)(2)(iv)(g).

                 (b)      Capital Accounts.

                          (i) There shall be established for each Member on the books of the Company a capital account (a "CAPITAL ACCOUNT"), which shall be maintained and adjusted as required in Section 704(b) and the Treasury Regulations promulgated thereunder. The Capital Account of a Member shall be credited with (i) the amount of all





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         cash capital contributions by such Member to the Company and (ii) the fair market value of any property contributed by such Member to the Company (net of any liabilities secured by such property that the Company is considered to assume or take subject to under Section 752 of the Code). The Capital Account of a Member shall be increased by the amount of any Net Income (or items of gross income) allocated to such Member pursuant to Sections 5.1(c) and 5.1(d), and decreased by
         (i) the amount of any Net Loss (or items of loss or deduction) allocated to such Member pursuant to Sections 5.1(c) and 5.1(d), (ii) the amount of any cash distributed to such Member pursuant to Section
         5.2 and (iii) the fair market value of any asset distributed in kind to such Member (net of any liabilities secured by such asset that such Member is considered to assume or take subject to under Section 752 of the Code). The Capital Account of the Member also shall be adjusted appropriately to reflect any other adjustment required pursuant to Treasury Regulation Section 1.704-1 or 1.704-2.

                          (ii) Upon the occurrence of any event specified in Treasury Regulation Section 1.704-1(b)(2)(iv)(f) or as otherwise permitted in such Section, the Members may cause the Capital Accounts of the Members to be adjusted to reflect the fair market value of the Company's assets at such time in accordance with such Regulation.

                 (c) Allocations of Net Income and Net Loss. Except as otherwise provided in Section 5.1(d), all Net Income and Net Loss for each fiscal year (or portion thereof) shall be allocated to the Members in accordance with their respective Membership Interests.

                 (d)      Special Allocations.

                          (i) Section 704(b) Allocation Limitations. Notwithstanding Section 5.1(c), special allocations of Net Income, Net Loss or specific items of income, gain, loss or deduction may be required for any fiscal year (or other period) as follows:

                                  A.       Minimum Gain Chargeback.  The
                 Company shall allocate items of income and gain among the Members at such times and in such amounts as necessary to satisfy the minimum gain chargeback requirements of Treasury Regulation Sections 1.704-2(f) and 1.704-2(i)(4).

                                  B.       Qualified Income Offset.  The
                 Company shall specially allocate losses and items of income and gain when and to the extent required to satisfy the "QUALIFIED INCOME OFFSET" requirement within the meaning of Treasury Regulation Section 1.704l(b)(2)(ii)(d).

                          (ii) Limitation on Net Loss Allocations. Net Loss (or items thereof) shall not be allocated to a Member if such allocation would result in such Member having a negative Capital Account balance which exceeds the sum of such Member's share of "PARTNERSHIP MINIMUM GAIN" (as defined in Treasury Regulations Section 1.704-2(d)) and "PARTNER NONRECOURSE DEBT MINIMUM GAIN" (as defined in Treasury Regulations Section 1.704-2(i)(2)) and the amount such Member is obligated (or deemed obligated) to contribute to the Company upon liquidation of the Company. If this clause (ii) limits the allocation of Net Loss (or items thereof) to any Member, such Net Loss (or items thereof) otherwise allocable to any such Member shall be reallocated among the other Members proportionately in accordance with their respective Percentage Interests.

                 (e) Allocation of Income and Loss for Tax Purposes. The Company's ordinary income and losses, capital gains and losses and other items as determined for Federal income tax purposes (and each item of income, gain, loss or deduction entering into the computation thereof) shall be allocated to the Members in the same proportions as the corresponding "book" items are allocated pursuant to Sections 5.1(c) and 5.1(d). Notwithstanding the foregoing sentence, Federal income tax items shall be allocated among the Members in accordance with Section 704(c) of the Code and Treasury Regulation
Section 1.704-1(b)(2)(iv)(g). Items described in this Section 5.1(e) shall neither be credited nor charged to the Members' Capital Accounts.

                 (f) Adjustments to Take Account of Interim Year Events. In the event that a Member shall be admitted to, or shall withdraw from, the Company other than at the end of the Company's fiscal year, or the Membership Interests of the Members change during the year, allocations among the Members and accounting procedures shall be equitably adjusted to take into account such events.

                 (g) Adjustment of Allocation. In the event that the Managing Member reasonably determines that the allocations otherwise required pursuant to this Section 5.1 would not properly reflect the economic arrangement of the Members or would otherwise cause any inequitable or onerous result for any Member, then, notwithstanding any provision in this Agreement to the contrary, the Managing Member may adjust such allocations in such manner as the Managing Member reasonably determines to be required to prevent such result.

                 (h) Filing of Tax Returns. The Members, at the Company's expense, shall prepare and file, or cause the accountants of the Company to prepare and file, a Federal information tax return in compliance with Section 6031 of the Code and any required state and local income tax and information returns for each tax year of the Company.

                 (i) Reports to Current and Former Members. Within 90 days after the end of each fiscal year, the Company shall prepare and mail, or cause its accountants to prepare and mail, to each Member and, to the extent necessary, to each former Member (or his or her legal representative), a report setting forth in sufficient detail that information which will enable such Member or former Member to prepare his or her federal, state and local tax returns in accordance with the laws, rules and regulations then prevailing.

                 5.2 Distribution of Available Cash by the Company. Subject to applicable law and any limitations contained elsewhere in this Agreement, Members holding a majority of the Membership Interests may elect from time to time to cause the Company to make distributions of available cash. Distributions shall be made to the Members in proportion to their Membership Interests; provided, however, that simultaneously with the execution of this Agreement, the





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Company shall distribute to each of the Founding Members $50,000, or $150,000 to the Founding Members in the aggregate.


                                  ARTICLE VI.

                      TRANSFER AND ASSIGNMENT OF INTERESTS

         6.1. Transfer and Assignment of Interests. Except for transfers pursuant to this Article VI and Article VII, no Member shall be entitled to transfer, assign, convey, sell, encumber or in any way alienate all or any part of such Member's Membership Interest (collectively, "TRANSFER") except with the prior approval of all Members, which approval may be given or withheld in the sole discretion of the Members. Any transfer or attempted transfer in violation of this Agreement shall be void ab initio.

         6.2. Substitution of Members. A transferee of a Membership Interest shall have the right to become a substitute Member only if (i) consent of the Members is given in accordance with Section 6.1, (ii) such transferee executes an instrument satisfactory to the Members accepting and adopting the terms and provisions of this Agreement, and (iii) such transferee pays any reasonable expenses in connection with such transferee's admission as a new Member. The admission of a substitute Member shall not release the Member who assigned the Membership Interest from any liability that such Member may have to the Company.

         6.3.    Call Option.

                 (a) In the event that the 1997 Net Profits exceed $500,000, for a period of thirty (30) days after the 1997 Financial Statement Delivery Date (the "CALL PERIOD"), Vans shall have the right, but not the obligation, to purchase (the "CALL RIGHT"), and each of the Founding Members shall sell, their Proportionate Share of Membership Interests representing up to an aggregate of five percent (5%) of the Founding Members' Membership Interests. At any time during the Call Period, Vans shall send notice of its intention to exercise the Call Right (the "CALL NOTICE") to the Founding Members, together with the Membership Interest that it intends to acquire. The failure to deliver the Call Notice within such thirty (30) day period shall be deemed a waiver of the Call Right.

                 (b) The purchase price for the Membership Interests purchased upon exercise of the Call Right shall be $100,000 for each one percent (1%) of the Membership Interest purchased.

                 (c) In the event that Vans shall exercise its Call Right, such purchase shall occur within thirty (30) days of the exercise of the Call Right and it shall deliver the purchase price for the Membership Interests being acquired by wire transfer of immediately available funds to a bank account or accounts designated by the Founding Members. Upon consummation of such purchaser, Exhibit A shall be amended to reflect the new Membership Interests of the Members.

                 6.4.     Rights of First Offer; Rights of Inclusion.

                 (a) Notwithstanding any other provision of this Agreement except Sections 6.2 and 6.5, if any Member (a "SELLING MEMBER") desires to sell any or all of its Membership Interests (the "OFFERED INTERESTS") to any other person or entity, the Selling Member shall first send notice of its intention to sell such Offered Interests (the "OFFER NOTICE") to the other Members. Each Offer Notice shall offer to sell the Offered Interests to the other Members and shall set forth (i) the amount of Offered Interests, (ii) the price at which such Offered Interests are offered (the "OFFER PRICE") and (iii) the material terms and conditions of purchase offered by the Selling Member (the "TERMS"). Any purchase by the other Members pursuant to this Right of First Offer shall be upon the Terms and at the Offer Price.

                 (b) Within thirty (30) days after the Offer Notice is given, the Members (other than a Member that is the Selling Member), by written notice to the Selling Member, may elect to purchase all or any portion of such Member's Proportionate Share of the Offered Interests. In the event that any of the Members does not accept the Offer Notice with respect to all of their Proportionate Share (such non-accepted Interests, "REMAINING OFFERED INTERESTS") then each of the purchasing Members shall have the right to purchase their Proportionate Share of the Remaining Offered Interests.

                 (c) Any Member electing to purchase any Offered Interests pursuant to Section 6.4 shall consummate such purchase within sixty (60) days of the last notice given pursuant to this Section 6.4. The failure of the Members to so notify the Selling Member of a desire to purchase all of the Offered Interests within the periods referred to in Section 6.4 shall result in the termination of this Right of First Offer with respect to those Offered Interests which the other Members have not accepted for purchase, and the Selling Member shall, subject to the provisions of Section 6.5, be entitled to consummate the sale of such Membership Interests to any non-Member within sixty
(60) days after the latest Offer Notice is given pursuant to Section 6.4. But, if the Selling Member does not sell its Membership Interest within ninety (90) days after the Offer Notice is given, or if the Selling Member shall offer such Offered Interests on terms that are less favorable to the Selling Member than the Terms in any material respect or at a price below the Offer Price, such right shall terminate and the terms and conditions of this Right of First Offer set forth in this Section 6.4 shall again be in effect.


         6.5     Rights of Inclusion.

                 (a) Notwithstanding anything in Section 6.4 to the contrary, no Selling Member shall, in any one transaction or any series of similar transactions, directly or indirectly sell to any third party or otherwise dispose of any Offered Interests unless the terms and conditions of such sale or other disposition to such third party shall include an offer to the other Members to include, at each such other Member's option, in the sale or disposition to such third party, such Member's Proportionate Share of the Offered Interests covered by such disposition. If the Selling Member receives a bona fide offer from a third party to purchase or otherwise acquire the Offered Interests, the Selling Member shall then cause the third party's offer to be reduced to writing (which writing shall include an offer to purchase or otherwise acquire

Membership Interests from the other Members according to the terms and conditions of Section 6.5(b) below) and shall send written notice of the third party's offer (the "Inclusion Notice") to the other Members. The Inclusion Notice shall be accompanied by a true and correct copy of the third party's offer. At any time within thirty (30) days after receipt of the Inclusion Notice, each of the other Members may accept the offer included in the Inclusion Notice for up to such Member's Proportionate Share by furnishing written notice of such acceptance to the Selling Member.

                 (b)      The purchase from the other Members pursuant to this
Section 6.5 shall be on the same terms and conditions, including the per percentage Membership Interest price and the date of sale or other disposition, as are received by the Selling Member and stated in the Inclusion Notice provided to each of the other Members by the Selling Member.

                 (c) If within thirty (30) days after the receipt of the Inclusion Notice, any of the other Members have not accepted the offer contained in the Inclusion Notice, subject to such Member's rights under
Section 6.4, such non-accepting Member shall be deemed to have waived any and all rights with respect to the sale or other disposition of the Membership Interests described in the Inclusion Notice and the Selling Member and the other Members who have accepted the offer shall have sixty (60) days or such lesser period as permitted by Section 6.4(c) (the "Sale Period") after receipt of the Inclusion Notice in which to sell or otherwise dispose of not more than the Offered Interests on terms not more favorable to the Selling Member than were set forth in the Inclusion Notice. If the sale or disposition is not consummated during the Sale Period, the Selling Member shall comply with the provisions of this Section 6 for all proposed future sales or dispositions that are described in Sections 6.4 and 6.5. If, at the end of the Sale Period, the Selling Member has not completed the sale or other disposition of its Offered Interests and those of the other selling Members in accordance with the terms of the third party's offer, all the restrictions on sale or other disposition contained in this Agreement with respect to Membership Interests owned by the Members shall again be in effect.

         6.5. Proportionate Shares. For purposes of this Agreement, the term "PROPORTIONATE SHARE" shall mean the percentage of the total number of Membership Interests that a Member is entitled to purchase or a Member is required to sell pursuant to an option or right set forth in this Agreement equal to the Membership Interest owned by a Member divided by the aggregate number of Membership Interests then owned by such Member and the other Members entitled to participate or required to participate in such option or right.


                                  ARTICLE VII.

                     CONSEQUENCES OF DISSOLUTION EVENTS AND
                       TERMINATION OF MEMBERSHIP INTEREST

         7.1. Dissolution Event. Upon the occurrence of the death, withdrawal, resignation, retirement, insanity, bankruptcy or dissolution of any Member ("DISSOLUTION EVENT"), the Company shall dissolve unless all of the remaining Members ("REMAINING MEMBERS") consent within ninety (90) days of the Dissolution Event to the continuation of the business of the Company. If the Remaining Members so consent, the Company and/or the Remaining Members shall have the right, but not the obligation, to purchase, and if such right is exercised, the Member (or such Member's legal representative) whose actions or conduct resulted in the Dissolution Event ("FORMER MEMBER") shall have the obligation to sell, the Former Member's Membership Interest ("FORMER MEMBER'S INTEREST") as provided in this Article VII.

         7.2. Withdrawal. Notwithstanding anything in Section 7.1 to the contrary, upon the withdrawal by a Member in accordance with Section 3.2, such Member shall be treated as a Former Member, and, unless the Company dissolves as a result of such withdrawal, the Company and/or the Remaining Members shall have the right, but not the obligation, to purchase, and if such right is exercised, the Former Member shall sell, the Former Member's Interest as provided in this Article VII. If the Remaining Members of the Company do not exercise their right to purchase, such Former Member shall have no right to participate in the management of the Company or to exercise any rights of a Member. The Former Member shall only be entitled to receive the share of the Company's Net Profits, Net Losses and distributions of the Company's assets to which the Former Member would otherwise be entitled.

         7.3. Purchase Price. The purchase price for the Former Member's Interest shall be the fair market value of the Former Member's Interest as determined by an independent appraiser jointly selected by the Former Member and by the Remaining Members. The Company and the Former Member shall each pay one-half of the cost of the appraisal unless such appraisal is a result of a Member's withdrawal, in which case the withdrawing Member shall pay the entire cost of the appraisal. Notwithstanding the foregoing, if the Dissolution Event results from a breach of this Agreement by the Former Member, the purchase price shall be reduced by an amount equal to the damages suffered by the Company or the Remaining Members as a result of such breach.

         7.4. Notice of Intent to Purchase. Within thirty (30) days after the fair market value of the Former Member's Interest has been determined in accordance with Section 7.3, each Remaining Member shall notify the Members in writing of such Member's desire to purchase a portion of the Former Member's Interest. The failure of any Remaining Member to submit a notice within the applicable period shall constitute an election on the part of the Remaining Member not to purchase any of the Former Member's Interest. Each Remaining Member so electing to purchase shall be entitled to purchase such Remaining Member's Proportionate Share of the Former Member's Interest.

         7.5. Election to Purchase Less Than All of the Former Member's Interest. If any Remaining Member elects to purchase none or less than all of such Member's Proportionate Share of the Former Member's Interest, then the Remaining Members can elect to purchase the Proportionate Share of the remaining Membership Interest to be purchased. If the Remaining Members fail to purchase the entire interest of the Former Member, the Company shall purchase any remaining share of the Former Member's Interest.

         7.6. Payment of Purchase Price. The Company or the Remaining Members, as the case may be, shall pay at the closing one-third (1/3) of the purchase price and the balance of the purchase price shall be paid in two equal annual principal installments, plus accrued interest, and be payable each year on the anniversary date of the closing. The unpaid principal balance shall accrue interest at the current applicable federal mid-term rate as provided in the Code for the month in which the initial payment is made, but the Company and the Remaining Members shall have the right to prepay such obligation in full or in part at any time without penalty. The obligation of each purchasing Remaining Member, and the Company, as applicable, to pay its portion of the balance due shall be evidenced by a separate promissory note executed by the respective purchasing Remaining Member or the Company, as applicable. Each such promissory note shall be in an original principal amount equal to the portion owed by the respective purchasing Remaining Member or the Company, as applicable. The promissory note executed by each purchasing Remaining Member shall be secured by a pledge of that portion of the Former Member's Interest purchased by such Remaining Member.

         7.7. Closing of Purchase of Former Member's Interest. The closing for the sale of a Former Member's Interest pursuant to this Article VII shall be held at 10:00 a.m. at the principal office of Company no later than sixty
(60) days after the determination of the purchase price, except that if the closing date falls on a Saturday, Sunday, or California legal holiday, then the closing shall be held on the next succeeding business day. At the closing, the Former Member shall deliver to the Company or the Remaining Members an instrument of transfer (containing warranties of title and no encumbrances) conveying the Former Member's Interest. The Former Member, the Company and the Remaining Members shall do all things and execute and deliver all papers as may be reasonably necessary fully to consummate such sale and purchase in accordance with the terms and provisions of this Agreement.


                                 ARTICLE VIII.

                   ACCOUNTING, RECORDS, REPORTING BY MEMBERS

         8.1. Books and Records. The books and records of the Company shall be kept in accordance with the accounting methods followed for federal income tax purposes. The Company shall maintain at its principal office in California all of the following:

                 (i) A current list of the full name and last known business or residence address of each Member set forth in alphabetical order, together with the capital contributions, capital account and Membership Interest of each Member;

                 (ii) A copy of the Articles and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which the Articles or any amendments thereto have been executed;

                 (iii) Copies of the Company's federal, state, and local income tax or information returns and reports, if any, for the six (6) most recent taxable years;

                 (iv) A copy of this Agreement and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which this Agreement or any amendments thereto have been executed;

                 (v) Copies of the financial statements of the Company, if any, for the six (6) most recent fiscal years; and

                 (vi) The Company's books and records as they relate to the internal affairs of the Company for at least the current and past four (4) fiscal years.

         8.2. Reports. The Company shall cause to be filed, in accordance with the Act, all reports and documents required to be filed with any governmental agency. The Company shall cause to be prepared at least annually information concerning the Company's operations necessary for the completion of the Members, federal and state income tax returns. The Company shall send or cause to be sent to each Member within ninety (90) days after the end of each taxable year (i) such information as is necessary to complete the Members' federal and state income tax or information returns and (ii) a copy of the Company's federal, state, and local income tax or information returns for the year.

         8.3. Bank Accounts. The Members shall maintain the funds of the Company in one or more separate bank accounts in the name of the Company, and shall not permit the funds of the Company to be commingled in any fashion with the funds of any other person. Any Member, acting alone, is authorized to endorse checks, drafts, and other evidences of indebtedness made payable to the order of the Company, but only for the purpose of deposit into the Company's accounts. All checks, drafts, and other instruments obligating the Company to pay money in an amount of less than $2,500 may be signed by any one Member, acting alone. All checks, drafts, and other instruments obligating the Company to pay money in an amount of $2,500 or more must be signed on behalf of the Company by any two Members acting together.

         8.4. Tax Matters for the Company. David Codikow, Esq. is designated as "TAX MATTERS PARTNER" (as defined in Code Section 6231), to represent the Company (at the Company's expense) in connection with all examination of the Company's affairs by tax authorities and to expend Company funds for professional services and costs associated therewith.


                                   ARTICLE IX

                           DISSOLUTION AND WINDING UP

         9.1. Conditions of Dissolution. The Company shall dissolve upon the occurrence of any of the following events:

                 (i) Upon the happening of any event of dissolution specified in the Articles;

                 (ii) Upon the entry of a decree of judicial dissolution pursuant to Section 17351 of the Corporations Code; or

                 (iii) The occurrence of a Dissolution Event and the failure of the Remaining Members to consent in accordance with Section 7.1 to continue the business of the Company within ninety (90) days after the occurrence of such event.

         9.2. Winding Up. Upon the dissolution of the Company, the Company's assets shall be disposed of and its affairs wound up. The Company shall give written notice of the commencement of the dissolution to all of its known creditors.

         9.3. Order of Payment of Liabilities Upon Dissolution. After determining that all the known debts and liabilities of the Company have been paid or adequately provided for, the remaining assets shall be distributed to the Members in accordance with their positive capital account balances, after taking into account income and loss allocations for the Company's taxable year during which liquidation occurs.

         9.4. Limitations on Payments Made in Dissolution. Except as otherwise specifically provided in this Agreement, each Member shall be entitled to look only to the assets of the Company for the return of such Member's positive Capital Account balance and shall have no recourse for such Member's Capital Contribution and/or share of Net Profits against any other Member except as provided in Article X.

         9.5. Certificates. The Company shall file with the California Secretary of State a Certificate of Dissolution upon the dissolution of the Company and a Certificate of Cancellation upon the completion of the winding up of the Company's affairs.


                                   ARTICLE X.

                           LIABILITY; INDEMNIFICATION

         10.1. No Liability. No Member shall be liable, responsible or accountable in damages or otherwise to the Company or to any other Member for
(i) any act performed within the scope of the authority conferred on the Members by this Agreement except for the gross negligence or willful misconduct of such Member in carrying out the obligations of such Member hereunder, (ii) such Member's failure or refusal to perform any act, except those expressly required by or pursuant to the terms of this Agreement, (iii) such Member's performance of, or failure to perform, any act on the reasonable reliance on advice of legal counsel or (iv) the negligence, dishonesty or bad faith of any agent, consultant or broker of the Company selected, engaged or retained in good faith.

         10.2. Indemnification of Members. The Company, to the maximum extent permitted by law, shall indemnify and hold harmless each Member, its Affiliates and each of its and their respective officers, directors, management committee members, trustees, partners or members, as the case may be (the "INDEMNITEES"), from and against any and all judgments, interest on such judgments, fines, penalties, charges, costs, amounts paid in settlement, expenses and reasonable attorneys' fees incurred in connection with any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or commission, whether pending or threatened, and whether or not an Indemnitee is or may be a party thereto, which arise out of the business or affairs of the Company or their activities with respect thereto ("INDEMNIFIED DAMAGES"), except for any such Indemnified Damages (i) that are taxes imposed on or against any Member and any Affiliate thereof, (ii) that have resulted primarily from gross negligence, fraud, bad faith or willful misconduct of or knowing violation of law by the person (or any of its Affiliates) seeking indemnification, (iii) that have resulted primarily from activities in breach of this Agreement or from ultra vires acts, (iv) in connection with any proceeding by or in right of the Company in which such person was adjudged liable to the Company or (v) in connection with any proceeding charging improper personal benefit to such person (whether or not involving action in an official capacity) in which such person was adjudged liable on the basis that personal benefit was improperly received. The Company shall pay for or reimburse the reasonable expenses incurred by any Indemnitee in any such proceeding in advance of the final disposition of the proceeding if the person sets forth in writing (i) an affirmation of the person's good faith belief that the person is entitled to indemnification under this provision and
(ii) the person's agreement to repay all advances if it is ultimately determined that the person is not entitled to indemnification under this
Section 10.2. Any repeal or modification of any portion of the foregoing provisions of this Section 10.2 or the adoption of any provision of this Agreement inconsistent with any portion of the foregoing provisions of this
Section 10.2 shall not adversely affect any right or protection of any person indemnified under this Section 10.2 for any act or omission occurring, or any cause of action, suit, claim or other matter arising or accruing, prior to the effective date of such repeal, modification or adoption. This Section 10.2 shall not be deemed exclusive of any other provisions for indemnification or advancement of expenses of any Indemnitee that may be included in any statute, any agreement or any vote of the Members or other document or arrangement.


                                  ARTICLE XI.

                                REPRESENTATIONS

         Each Member hereby represents and warrants to, and agrees with, the Members and the Company as follows:

         11.1. Preexisting Relationship or Experience. Such Member has a preexisting personal or business relationship with the Company or one or more of its Members, officers or controlling persons, or by reason of such Member's business or financial experience, or by reason of the business or financial experience of such Member's financial advisor who is unaffiliated with and who is not compensated, directly or indirectly, by the Company or any affiliate or selling agent of the Company, and such Member is capable of evaluating the risks and merits of an investment in the Company and of protecting such Member's own interests in connection with this investment.

         11.2. No Advertising. Such Member has not seen, received, been presented with, or been solicited by any leaflet, public promotional meeting, article or any other form of advertising or general solicitation with respect to the sale of such Member's Membership Interest.

         11.3. Investment Intent. Such Member is acquiring the Membership Interest for investment purposes for such Member's own account only and not with a view to or for sale in connection with any distribution of all or any part of the Membership Interest. No other person will have any direct or indirect beneficial interest in or right to the Membership Interest.

         11.4 Certain Duties and Obligations of the Members. No Member shall take any action so as to cause the Company to be classified for federal income tax purposes as an association taxable as a corporation and not as a partnership. No Member shall take, or cause to be taken, any action that would result in any Member having any personal liability for the Obligations of the Company.


                                  ARTICLE XII.

                                 MISCELLANEOUS

         12.1.   Appointments.

                 (a) Counsel to the Company may also be counsel to any Member or any Affiliate of a Member. The Members may execute on behalf of the Company and the Members any consent to the representation of the Company that counsel may request pursuant to the California Rules of Professional Conduct or similar rules in any other jurisdiction ("RULES"). The Company has initially selected Piper & Marbury L.L.P. ("COMPANY COUNSEL") as legal counsel to the Company. Each Member acknowledges that Company Counsel does not represent any Member in the absence of a clear and explicit agreement to such effect between the Member and Company Counsel, and that in the absence of any such written agreement Company Counsel shall owe no duties directly to a Member. Notwithstanding any adversity that may develop, in the event any dispute or controversy arises between or among any Members and the Company, then each Member agrees that Company Counsel may represent the Company in any such dispute or controversy to the extent permitted by the Rules, and each Member hereby consents to such representation.

                 (b) The Company has selected Provident Financial Management, as the business manager for the Company, and such firm shall maintain the financial books and records of the Company and shall manage the disbursement of funds in accordance with the direction of the Members.

         12.2 Complete Agreement. This Agreement, the Articles and the related letter agreement dated the date hereof by and among the Members constitute the complete and exclusive statement of agreement among the Members with respect to the subject matter herein and therein and replace and supersede all prior written and oral agreements among the Members including without limitation, the original Operating Agreement relating to the subject matter hereof. To the extent that any provision of the Articles conflict with any provision of this Agreement, the Articles shall control.

         12.3. Binding Effect. Subject to the provisions of this Agreement relating to transferability, this Agreement will be binding upon and inure to the benefit of the Members, and their respective successors and assigns.

         12.4. Interpretation. All pronouns shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the context in which they are used may require. All headings herein are inserted only for convenience and ease of reference and are not to be considered in the interpretation of any provision of this Agreement. Numbered or lettered articles, sections and subsections herein contained refer to articles, sections and subsections of this Agreement unless otherwise expressly stated. In the event any claim is made by any Member relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular Member or such Member's counsel.

         12.5. Jurisdiction. Each Member hereby consents to the exclusive jurisdiction of the state and federal courts sitting in Los Angeles, California in any action on a claim arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement. Each Member further agrees that personal jurisdiction over such Member may be effected by service of process by registered or certified mail addressed as provided in
Section 12.8 of this Agreement, and that when so made shall be as if served upon him or her personally within the State of California, effective upon receipt.

         12.6. Arbitration. Except as otherwise provided in this Agreement, any controversy between the parties arising out of this Agreement shall be submitted to the American Arbitration Association for arbitration in Los Angeles, California. The costs of the arbitration, including any American Arbitration Association administration fee, the arbitrator's fee, and costs for the use of facilities during the hearings, shall be borne equally by the parties to the arbitration. The provisions of Sections 1282.6, 1283, and 1283.05 of the California Code of Civil Procedure apply to the arbitration.
The arbitrator shall not have any power to alter, amend, modify or change any of the terms of this Agreement nor to grant any remedy which is either prohibited by the terms of this Agreement, or not available in a court of law.

         12.7. Severability. If any provision of this Agreement or the application of such provision to any person or circumstance shall be held invalid, the remainder of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid shall not be affected thereby.

         12.8. Notices. Any notice to be given or to be served upon the Company or any party hereto in connection with this Agreement must be in writing (which may include facsimile) and will be deemed to have been given and received to the address specified by the party to receive the notice. Such notices will be given to a Member at the address specified in Exhibit A hereto. Any party may, at any time by giving five (5) business days' prior written notice to the other Members, designate any other address in substitution of the foregoing address to which such notice will be given.

         12.9. Amendments. Except for adjustments in the Members' Membership Interests according to the provisions herein, all amendments to this Agreement will be in writing and signed by all of the Members.

         12.10. Multiple Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         12.11. Attorney Fees. In the event that any dispute between the Company and the Members or among the Members should result in litigation or arbitration, the prevailing party in such dispute shall be entitled to recover from the other party all reasonable fees, costs and expenses of enforcing any right of the prevailing party, including without limitation, reasonable attorneys' fees and expenses, all of which shall be deemed to have accrued upon the commencement of such action and shall be paid whether or not such action is prosecuted to judgment. Any judgment or order entered in such action shall contain a specific provision providing for the recovery of attorney fees and costs incurred in enforcing such judgment and an award of prejudgment interest from the date of the breach at the maximum rate allowed by law. For the purposes of this Section 12.11: (a) attorney fees shall include, without limitation, fees incurred in the following: (1) postjudgment motions; (2) contempt proceedings; (3) garnishment, levy, and debtor and third party examinations; (4) discovery; and (5) bankruptcy litigation; and (b) prevailing party shall mean the party who is determined in the proceeding to have prevailed or who prevails by dismissal, default or otherwise.

         12.12. Remedies Cumulative. The remedies under this Agreement are cumulative and shall not exclude any other remedies to which any person may be lawfully entitled.

         12.13 Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company.

         12.14 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

                     [signatures are on the following page]

         IN WITNESS WHEREOF, all of the Members of C.C.R.L., LLC, a California Limited Liability Company, have executed this Agreement. effective as of the date written above.

                                             CREATIVE ARTISTS AGENCY, LLC


                                             By:             [SIG.]
                                                 -------------------------------
                                             Name:
                                             Title:

                                             CODIKOW & CARROLL, A P.C.


                                             By:  /s/ David Codikow
                                                 -------------------------------
                                                  David Codikow


                                             KEVIN LYMAN PRODUCTION SERVICES


                                             By:  /s/ Kevin Lyman
                                                 -------------------------------
                                                  Kevin Lyman


                                             VANS, INC.


                                             By:  /s/ Gary H. Schoenfeld
                                                 -------------------------------
                                                  Gary H. Schoenfeld
                                                  President and Chief Operating
                                                  Officer

                                   EXHIBIT A


                 CAPITAL CONTRIBUTION AND ADDRESSES OF MEMBERS

         MEMBER'S                         MEMBER'S CAPITAL            MEMBER'S
         ADDRESS                              ACCOUNT           MEMBERSHIP INTEREST
         -------                              -------           -------------------
Creative Artists Agency, Inc.                $944,333.33               28.33%
9830 Wilshire Blvd.
Beverly Hills, CA  90212

Codikow & Carroll, a P.C.                     944,333.34               28.34%
9113 Sunset Blvd.
Los Angeles, CA  90069

Kevin Lyman Production                        944,333.33               28.33%
Services
112 N. Harvard
Suite 244
Claremont, CA  91711

Vans, Inc.                                    500,000.00               15.00%
2095 Batavia
Orange, CA  92865
Attention: Craig E. Gosselin,
Esq.
 Vice President and General
 Counsel

                 TOTAL                     $3,333,000.00              100.00%